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Exhibit 10.6

THIRD AMENDMENT
TO
HUNTSMAN OUTSIDE DIRECTORS ELECTIVE DEFERRAL PLAN

        This Third Amendment to the HUNTSMAN OUTSIDE DIRECTORS ELECTIVE DEFERRAL PLAN (the "Plan") is entered into this 3rd day of December, 2008.

        WHEREAS, Huntsman Corporation ("the Company") adopted the Plan and amended it by a First Amendment dated April 28, 2006 and a Second Amendment dated July 11, 2008; and

        WHEREAS, the Company desires to make additional changes in the Plan to incorporate the transitional relief election available under the administrative guidance related to Section 409A of the Internal Revenue Code.

        NOW, THEREFORE, the Plan is hereby amended as follows:

          1.     Effective July 1, 2008, an Appendix A titled "2008 Transitional Distribution Election" is added to the Plan, reading as attached hereto.

          2.     The provisions of this Third Amendment shall supersede the terms of the Plan to the extent those terms are inconsistent with this Third Amendment.

DATED the day and year first above written.

HUNTSMAN CORPORATION
By:	/s/ Wade Rogers Signature
Wade Rogers Type or print name

 APPENDIX A

2008 Transitional Distribution Election

        (1)   A Director may make an election prior to January 1, 2009 in writing in a manner prescribed by the Plan Administrator to receive the amount credited to his or her account under the Plan. The election shall specify the calendar date for the payment (herein referred to as the "specified date"). The specified date cannot be a date in 2008. The election shall be effective only if the Plan Administrator determines that the election and all distributions provided for by the terms of the election will not cause the Plan as applicable to the Director to violate Code Section 409A under the transitional guidance issued thereunder.

        (2)   If the Commencement Date of the Director or the death of the Director occurs before the specified date in the election hereunder, then the amount credited to the account of the Director shall be paid in accordance with the provisions of Article VI of the Plan based upon the Commencement Date or the death, as the case may be, and the election under this Appendix A shall be disregarded.

        (3)   If the specified date in an effective election by a Director under this Appendix A occurs before both the Commencement Date of the Director and the death of the Director, then the following shall apply:

          (a)   The amount payable under the election shall be the amount credited to the account of the Director under the Plan as of the first day of the calendar month containing the specified date.

          (b)   Payment shall commence to be paid on the date that is 30 days following the specified date or as soon thereafter as administratively feasible.

          (c)   Payment shall be paid in the form of a single lump sum if the amount payable to the Director under the election does not exceed the Internal Revenue Code Section 402(g) limit for the year of distribution ($16,500 in 2009). If the amount payable to the Director under the election exceeds this limit, payment shall be paid in one of the following forms as elected by the Director in the written election:

              (i)  a single lump sum payment; or

             (ii)  installments over a period of three years; or

            (iii)  installments over a period of five years; or

            (iv)  installments over a period of ten years.

  If payment is being made in installments, the amount payable to the Director under the election shall be adjusted under rules prescribed by the Plan Administrator to reflect the investment experience of the measurement amount as provided in Section 5.1(b) of the Plan. In the event of the death of the Director before all amounts payable with respect to the election have been paid, the remaining amount payable shall be paid in a single lump sum to the person or persons entitled to receive the death benefits of the Director under Section 6.4 of the Plan. Payment shall be made on the date that is 30 days following the date of death or as soon thereafter as administratively feasible.

          (d)   The Director shall continue to participate in the Plan following the specified date (subject to the terms of the Plan including the authority of the Company to amend or terminate the Plan under Section 7.2 of the Plan). At the specified date, the account of the Director in accordance with rules prescribed by the Plan Administrator shall be adjusted to reduce the account by the amount payable to the Director under the election, so that at anytime after the specified date that the account of the Director becomes payable under the Plan (whether on account of the

  Commencement Date of the Director or the death of the Director), there is no duplicate payment of benefits.

        (4)   The Plan Administrator is authorized to interpret this Appendix A and to establish such rules and procedures as it determines necessary or desirable to administer the Plan with the provisions of this Appendix A, which interpretations, rules and procedures shall be binding upon all those claiming benefits under the Plan. Capitalized terms used in this Appendix A have the meaning given those terms in the Plan unless otherwise provided in this Appendix A.

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  Exhibit 10.6
APPENDIX A 2008 Transitional Distribution Election